Exhibit 10.6

AMENDMENT TO INTERCHANGE AGREEMENT

THIS AMENDMENT TO INTERCHANGE AGREEMENT is made and entered into effective as of March 1, 2002, by and between CSC TRANSPORT IV, INC., a Delaware corporation with an office at 8000 Republic Airport, Hangar 5, Farmingdale, New York 11768 (“CSC”), and STERLING AVIATION LLC, a New York limited liability company with an office at 340 Crossways Park Drive, Woodbury, New York 11797 (“Counterparty”).

W I T N E S S E T H:

WHEREAS, CSC and Counterparty have entered into an Interchange Agreement dated as of March 1, 2002 (the “Interchange Agreement”); and

WHEREAS, Section 18 of the Interchange Agreement provides that the Interchange Agreement may be amended by a written instrument executed by both CSC and Counterparty; and

WHEREAS, CSC and Counterparty have agreed to amend the Interchange Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Section 14 of the Interchange Agreement is hereby amended and restated in its entirety to read as follows:

Reconciliation for Excess Use.   If, (i) upon termination of this Agreement or (ii) at any time that an Expense Differential invoice is delivered in accordance with Section 2(c), one party (“Party A”) has utilized a greater amount of flight time on the Aircraft of the other party (“Party B”), such excess time shall be treated as if it had been flown pursuant to a time sharing agreement within the meaning of FAR Section 91.501(c)(1).  In such event, Party A shall promptly pay (within 30 days of invoice) Party B an amount equal to the lesser of (i) the number of excess flight hours (including fractions thereof ) flown by Party A on Party B’s Aircraft, multiplied by CSC’s approved budgeted assumed hourly cost for Party B’s Aircraft for the releavant period; or (ii) the maximum allowable amount described in FAR Section 91.501(d)(1)-(10) with respect to such specific excess flight time determined on a last in, first-out basis (the “Reconciliation Amount”). Payment by Party A of the Reconciliation Amount for each hour of excess flight time on Party B’s Aircraft during a calendar year shall reduce the number of excess flight hours incurred by Party A on Party B’s Aircraft for all purposes of this Agreement (including, without limitation, Section 2(a), Section 2(e) and this Section 14) on an hour-for-hour basis.

2.             This Amendment may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original, and all of which together shall constitute one and the same instrument.  Each party may transmit its signature by facsimile, and such faxed signature shall have the same force and effect as an original signature.  This Amendment shall be governed by New York law.

IN WITNESS WHEREOF, CSC and Counterparty have executed this Amendment to Interchange Agreement this 17th day of March, 2004, effective the date set forth above.

CSC TRANSPORT IV, INC.

By:	/s/ Andrew Rosengard
Executive Vice President & Secretary

STERLING AVIATION LLC

By:	/s/ William Frewin, Jr
Its Duly Authorized Manager